Third Security,

LLC 1881 Grove Avenue Radford,

Virginia 24141

To Whom it may concern:

We consent to the references to our firm in the Post-Effective Amendment to the Registration

Statement on Form N-1A of New River Funds.

                                                ASHLAND PARTNERS & CO LLP

                                                                                                                                    3549 Lear Way, Suite 105

                                                                                                                                    Medford, OR 97504

                                                                                                                                    December 21, 2005

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